Part A -- This part lists your personal data


Owner:


Annuitant:


Certificate Number:


         Endorsement Attached:      No. 94ENMVAI
                                    No. 94ENIRAI
                                        98ROTH


         Issue Date:
         Contract Date:


Annuity Commencement Date:
         The maximum maturity age is 90--see section 7.03


Beneficiary:


Contract: Group Annuity Contract No. 6727




NO. 94ICA                                                            DATA PAGE 1

PART B (CONT'D.) THIS PART LISTS THE CONTRACT TERMS WHICH AFFECT THE TYPE OF CONTRACT YOU HAVE.


Initial Guaranteed Interest Rate:

Minimum Guaranteed Interest Rate:

Investment Options available (see Part II); your allocation percentage (until changed) is also shown:

Investment Option                                                    Type*                        Allocation Percentage**
------------------------------------------------------------------------------------------------------------------------------
HRT FUNDS:

Alliance Common Stock Fund                                           Type A
Alliance Balanced Fund                                               Type A
Alliance Aggressive Stock Fund                                       Type A
Alliance Global Fund                                                 Type A
Alliance Growth Investors Fund                                       Type A
Alliance Growth and Income Fund                                      Type A
Alliance Equity Index Fund                                           Type A
Alliance International Fund                                          Type A
Alliance Small Cap Growth Fund                                       Type A
Alliance Conservative Investors Fund                                 Type B
Alliance High Yield Fund                                             Type B
Alliance Intermediate Government Securities Fund                     Type B
Alliance Money Market Fund                                           Type B
Alliance Quality Bond Fund                                           Type B

EQ ADVISOR TRUST FUNDS:

T. Rowe Price International Stock Fund                               Type A
T. Rowe Price Equity Income Fund                                     Type A
EQ/Putnam Growth & Income Value Fund                                 Type A
EQ/Putnam Balanced Fund                                              Type A
MFS Research Fund                                                    Type A
MFS Emerging Growth Companies Fund                                   Type A
Morgan Stanley Emerging Markets Equity Fund                          Type A
Warburg Pincus Small Company Value Fund                              Type A
Merrill Lynch World Strategy Fund                                    Type A
Merrill Lynch Basic Value Equity Fund                                Type A

GENERAL ACCOUNT FUND:

Guaranteed Interest Account                                           N/A

FIXED MATURITY ACCOUNT:

Guarantee Periods***                                                 Type B

      Expiration Date and Guaranteed Rate
* All Type A and B Funds are Investment Funds of Separate Account A, except for the Fixed Maturity Account which is Separate Account No. 46.
**       See Section 3.01
*** Guarantee Periods are offered with varying expiration dates spanning an approximate 10 year period.

We reserve the right to limit the availability of Investment Options to not less than four investment funds as described in Section 2.04.






NO. 94ICA                                                            DATA PAGE 3

PROCESSING DATES (SEE SECTION 1.20): A Processing Date is generally the last business day of each Contract Year, but may be any other date on which a fee is deducted from the Annuity Account Value in accordance with Section 8.02.

CONTRIBUTION LIMITS (SEE SECTION 3.02): In addition to the maximum limits set by law as described in the endorsement hereto, we may refuse to accept any Contribution which is less than $50.


TRANSFER RULES (SEE SECTION 4.02):


If you have elected the Guaranteed Interest Account and any Type B Investment Option, whether or not amounts have actually been placed in any such Option, then the maximum amount which may be transferred from the Guaranteed Interest Account to any other Investment Option in any Contract Year is:

o (a) 25% of the amount you have in the Guaranteed Interest Account on the last day of the prior Contract Year or, if greater,

o (b) the total of all amounts transferred at your request from the Guaranteed Interest Account to any of the other Investment Options in the prior Contract Year.


MINIMUM TRANSFER AMOUNT (SEE SECTION 4.02): $300 or the Annuity Account Value if less.


TRANSFER CHARGES - NUMBER OF FREE TRANSFERS IN A CONTRACT YEAR (SEE SECTION 4.02): Unlimited.


We will deduct a $25 charge per occurrence for a direct transfer to a third party of amounts under your Contract or an exchange for another contract of another carrier.


MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.02(a)): $500.


DEATH BENEFIT AMOUNT (SEE SECTION 6.01) -- SUBJECT TO THE TERMS, IF ANY, IN THE ENDORSEMENT CONCERNING A SUCCESSOR ANNUITANT AND OWNER:


The Annuity Account Value or, if greater, the sum of all Contributions made, less


o  any tax charge that applies and

o  the sum of all prior withdrawals.




NO. 94ICA                                                            DATA PAGE 4

NORMAL FORM OF ANNUITY (SEE SECTION 7.02):


           Joint and Survivor Life Annuity Form.


MINIMUM AMOUNT TO BE APPLIED FOR AN ANNUITY (SEE SECTION 7.06):


           $2,000, as well as minimum of $20 for initial annuity payment.


INTEREST RATE TO BE APPLIED FOR MISSTATEMENT OF AGE OR SEX (SEE SECTION 7.06):


           6% per year.


WITHDRAWAL CHARGE (SEE SECTION 8.01):


6% of Contributions withdrawn, which were made in the current and 5 prior Contract Years. The amount of this Charge is subject to change for future Contributions; however, the amount will not exceed 8% of Contributions withdrawn.


The first-in, first-out basis described in Section 8.01 applies.


FREE CORRIDOR AMOUNT (SEE SECTION 8.01):


10% of Annuity Account Value on the Transaction Date minus withdrawals made in the current Contract Year.


NO WITHDRAWAL CHARGES WILL APPLY IN THESE EVENTS:


1. the Annuitant has completed at least 6 Contract Years and has attained age 59 1/2;

2.   the Annuitant dies and a death benefit is payable to the beneficiary;

3. the receipt by us of a properly completed election form providing for the Annuity Account Value to be used to buy a life annuity as described in
     Section 7.03;

4.   in the event any of these conditions apply:

     a. the Annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration;


     b. you give us proof that the Annuitant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician);


     c. the Annuitant has been confined to a nursing home for more than 90 days as verified by a licensed physician. A nursing home for this purpose means one which is (i) approved by Medicare as a provider of skilled nursing care service, or




NO. 94ICA                                                            DATA PAGE 5

         (ii) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam and meets all of the following:

         o its main function is to provide skilled, intermediate or custodial nursing care;

         o it provides continuous room and board to three or more persons;

         o it is supervised by a registered nurse or practical nurse;

         o it keeps daily medical records of each patient;

         o it controls and records all medications dispensed; and

         o its primary service is other than to provide housing for residents.


     The withdrawal charge will apply with respect to a Contribution if the Condition as described in this item (4) existed at the time the Contribution was remitted or if the condition began within the 12 month period following remittance.


5. request is made for a refund of a contribution in excess of amounts allowed to be contributed under Section 408 of the Code within one month of the date on which the contribution is made.

ADMINISTRATIVE  AND OTHER  CHARGES  DEDUCTED  FROM  ANNUITY  ACCOUNT  VALUE (SEE
SECTION 8.02):


The lesser of $30 or 2% of the Annuity Account Value including the amount of any withdrawals pursuant to Section 5.01 made during that year for the first two Contract Years, and $30 for each Contract year thereafter. This amount may be increased to a maximum of $65 in accordance with Section 8.02. It will be withdrawn from the Investment Options on a pro-rata basis unless you designate otherwise.


No Administrative Charge will apply if the Annuity Account Value is more than $20,000.


Premium taxes are generally incurred at annuitization and a charge for such taxes will then be deducted from the Annuity Account Value. Some jurisdictions impose a premium tax at the time each Contribution is made.


If withdrawals are made as described in Section 5.01 prior to the Annuity Commencement Date, any applicable tax charges we have paid with respect to your Certificate will be deducted. If we have previously deducted charges for applicable taxes from Contributions, we will not again deduct charges for the same taxes on withdrawals on withdrawals, unless a change in applicable law has occurred.


DAILY SEPARATE ACCOUNT CHARGE (SEE SECTION 8.04):


1.35%; this is subject to change as described in Sections 8.04 and 8.05, subject to a maximum of 2.00%. This Charge is for financial accounting and for death benefits, mortality risk expenses and expense risk that we assume.




NO. 94ICA                                                            DATA PAGE 6

PART C - THIS PART LISTS THE TERMS WHICH APPLY TO THE MARKET VALUE ADJUSTMENT TERMS ENDORSEMENT.


DEATH BENEFIT AMOUNT: The larger of (a) the Annuity Account Value in Separate Account No. 48 and (b) the Guaranteed Period Amount.


TRANSFER RULES (SEE SECTION 4.02):


The minimum amount which may be transferred from the Guaranteed Period Amount, after the initial allocation, is $300 or the Guaranteed Period Amount, if less.


Transfers at Expiration Date (see item 1 of Endorsement): if no election is made with respect to amounts in the Guaranteed Period Account as of the Expiration Date, such amounts will be transferred into the Money Market Fund.


MVA FORMULA (SEE ITEM 3 OF ENDORSEMENT): The current rate percentage we use in item (c) of the formula is a maximum of 0.50%. If we are no longer offering new Guarantee Periods, we will use a rate equal to the most recent Moody's Corporate Bond Yield Average - Monthly Average Corporates, for the duration required, as published by Moody's Investor Services, Inc. If such Moody's rate is not available, a rate based on a substantially similar average will be used.





NO. 94ICA                                                            DATA PAGE 7